Exhibit 3.1

FINAL FORM

ARTICLES OF ASSOCIATION

of

TechnipFMC PLC

(Company Number: 09909709)

PUBLIC LIMITED COMPANY

“the Company”

(effective as from 16 January 2017)

ARTICLES OF ASSOCIATION

35.	SECRETARY	45

36.	THE SEAL	45

37.	REGISTERS	46

38.	DIVIDENDS	46

39.	SCRIP DIVIDENDS	49

40.	CAPITALISATION OF PROFITS	51

41.	RETURN OF CAPITAL	52

42.	CHANGE OF THE COMPANY’S NAME	52

43.	RECORD DATES	53

44.	ACCOUNTS	53

45.	NOTICES AND OTHER COMMUNICATIONS	54

46.	DESTRUCTION OF DOCUMENTS	57

47.	WINDING UP	58

48.	INDEMNITY AND INSURANCE	58

49.	DISPUTE RESOLUTION	59

1.	MODEL ARTICLES NOT TO APPLY

The regulations in the relevant model articles shall not apply to the Company.

2.	INTERPRETATION

2.1	In these Articles (if not inconsistent with the subject or context) the following words shall bear the following meanings:

“2019 AGM” means the annual general meeting of the members of the Company that is held in 2019;

“2021 AGM” means the annual general meeting of the members of the Company that is held in 2021;

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person;

“AMF” means the Autorité des Marchés Financiers, France;

“AMF General Regulation” means the AMF General Regulation for the time being in force;

“Articles” means these articles of association for the time being of the Company;

“awards” has the meaning given in Article 40.3;

“Board” means the board of Directors of the Company from time to time;

“C Director” means a Director designated as such in accordance with the Guidelines as at the adoption of these Articles and any other Director subsequently deemed to be a C Director in accordance with the Guidelines;

“certificated share” means a share in the capital of the Company which is held in physical certificated form and references in these Articles to a share being held in certificated form shall be construed accordingly;

“Change of Control” occurs where a Person who Controls any body corporate ceases to do so or if another Person acquires Control of such body corporate;

“Chief Executive Officer” has the meaning given in Article 31.1;

“clear days” means, in relation to the period of a notice, that period excluding the day on which a notice is given or deemed to be given and the day for which it is given or which it is to take effect;

“Companies Act” means the Companies Act 2006 including any modifications or re-enactment of it for the time being in force;

“Contract” means, with respect to any Person, any legally binding agreement, indenture, loan agreement, undertaking, note or other debt instrument, contract, lease, mortgage, deed of trust, permit, license, understanding, arrangement, commitment or other obligation, written or oral, to which such Person or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject;

“Control” means, as to any Person, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a

Person, whether through the ownership of shares or other equity securities or as trustee or executor, by Contract or otherwise; the terms “Controlled” and “Controlling” shall have a correlative meaning;

“Corporate Representative” has the meaning given in Article 19.5.

“default shares” has the meaning given in Article 22.8;

“Depositary” means any depositary, custodian or nominee approved by the Board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by another individual;

“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Company or with a value derived in whole or in part from the value of any class of shares of the Company, or any other derivative or synthetic arrangement having the characteristics of a long position in any class of shares of the Company, or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether any member or any Member Associated Person of such member may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

“direction notice” has the meaning given in Article 22.8;

“Director” means a director of the Company from time to time;

“Director Resolution” has the meaning given in Article 25.8;

“dividend” means dividend or bonus;

“electronic address” means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

“equity security” shall have the meaning given to such term in Rule 405 under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Euronext” means any such market as defined in the AMF General Regulation including the Euronext, Paris;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder;

“executed” means any mode of execution;

“Executive Chair” has the meaning given in Article 31.1;

“financial institution” means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange who is designated within the meaning of section 778(2) of the Companies Act;

“FSMA” means the Financial Services and Market Act 2000, including any modifications or re-enactment of it for the time being in force;

“Fully Diluted Interest” means, with respect to any member, the percentage of the Ordinary Shares owned by that member assuming the exercise or conversion, as applicable, of all options, warrants, rights and convertible or other similar securities outstanding on the date in question, whether vested or unvested, on a cashless net exercise basis or conversion assuming the price of the Ordinary Share underlying such option, warrant, right or convertible or other similar securities equals the 5-day volume weighted average trading price of such Ordinary Shares ending on the trading day prior to the date in question. Fully Diluted Interest shall be calculated using a customary treasury stock method to determine fully diluted shares outstanding;

“grantor” has the meaning given in Article 23.11;

“Governmental Authority” shall mean any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, and any arbitrator or arbitral body or panel of competent jurisdiction;

“Guidelines” has the meaning given in Article 27.5;

“holder” means, in relation to a share in the capital of the Company, the member whose name is entered in the register of members as the holder of that share;

“Independent Director” means a director who qualifies as an independent director under the standards of the NYSE applicable to non-controlled domestic US issuers;

“Independent Lead Director” means an Independent Director designated as such in accordance with the Guidelines as at the adoption of these Articles and any other Independent Director who may subsequently serve as Independent Lead Director in accordance with the Guidelines;

“Initial Board Transition Period” means the period beginning on the date of adoption of these Articles and ending on the date of the 2019 AGM;

“L Director” means a Director designated as such in accordance with the Guidelines as at the adoption of these Articles and any other Director subsequently deemed to be an L Director in accordance with the Guidelines;

“Law” means any federal, state, provincial, municipal, local or foreign law, statute, code, ordinance, rule, regulation, circular, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding;

“member” means a member of the Company;

“Member Associated Person” has the meaning given in Article 21.2;

“member default shares” has the meaning given in Article 21.3;

“notification of availability” has the meaning given in Article 45.2(e)(ii);

“NYSE” means the New York Stock Exchange;

“Office” means the registered office of the Company from time to time;

“officer” includes a Director, manager and the secretary, but shall not include an auditor;

“Operator” means Euroclear France;

“Ordinary Shares” means the ordinary shares of $1.00 each in the capital of the Company from time to time, identified in Article 4.1(a) and with the rights and being subject to the limitations in these Articles generally;

“paid” means paid or credited as paid;

“participating class” means a class of shares title to which is permitted by the Operator to be transferred by means of a relevant system;

“Person” means any individual, corporation, limited company, limited liability company, partnership, association, trust, unincorporated organisation, Governmental Authority, other entity or group (as defined in Section 13(d) of the Exchange Act) wherever resident or domiciled;

“principal place” has the meaning given in Article 19.9;

“properly authenticated dematerialised instruction” has the meaning given in Article 23.7;

“public announcement” shall mean (a) disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the Board may deem appropriate in the circumstances or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and (b) for so long as any of the Company’s shares are admitted to trading on the Euronext, by (i) publishing regulated information on its website, (ii) disseminating it through a regulatory information service provider registered on a list published by the AMF, and (iii) uploading it to Morningstar (the official mechanism in the United Kingdom for storing regulated information) and to info-financiere.fr (the official mechanism in France for storing regulated information);

“register” means the register of members of the Company;

“relevant system” means a computer-based system which allows units of securities without written instruments to be transferred and endorsed pursuant to the Uncertificated Securities Rules;

“seal” means the common seal (if any) of the Company and includes an official seal (if any) kept by the Company by virtue of section 49 or 50 of the Companies Act;

“secretary” means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary of the Company;

“section 793 notice” has the meaning given in Article 22.8;

“Short Interest” means any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any member or any Member Associated Person of such member the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of, manage the risk of share price changes for, or increase or decrease the voting power of, such member or any Member Associated Person of such member with respect to any class of shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class of shares of the Company;

“Special Board Approval” means (i) if, after accounting for any vacancies on the Board and any abstentions, an equal number of C Directors and L Directors would cast votes on the applicable matter, the majority vote of solely the Directors casting votes and (ii) if, due to vacancies on the Board and any abstentions, an unequal number of C Directors and L Directors would cast votes on the applicable matter (the higher of the number of C Directors and L Directors casting votes, the “Threshold Number”), a number of votes equal to at least one more vote than the Threshold Number;

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act;

“Trade Date” has the meaning given in Article 24.3;

“Uncertificated Securities Rules” means every Law (including any orders, regulations or other subordinate legalisation made under it) relating to the holding, evidencing of title to, or transfer of, uncertificated shares and legislation, rules or other arrangements made under or by virtue of such provisions;

“uncertificated share” means a share in the capital of the Company which is not held in physical certificated form and which is of a class that is at the relevant time a participating class, title to which is recorded on the register as being held in uncertificated form, and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

“uncertified proxy instruction” has the meaning given in Article 23.7;

“undertaking” includes a body corporate, trust or partnership, joint ventures or an unincorporated association carrying on a trade or business with or without a view to profit (and, in relation to an undertaking which is not a company, expressions in these Articles appropriate to companies shall be construed as references to the corresponding persons, officers, documents or organs (as the case may be) appropriate to undertakings of that description);

“United Kingdom” means Great Britain and Northern Ireland;

“US Dollars” or “$” means the lawful currency of the United States of America; and

“Voting Shares” means the Ordinary Shares and any other shares which may be issued with the right to attend and vote at general meetings.

2.2	Subject to the following paragraph, references to any provision of any enactment or of any subordinate legislation (as defined by section 2(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

2.3	Words and expressions contained in these Articles that are not defined in Article 2 but are defined in the Companies Act have the same meaning as in the Companies Act (but excluding any modification of the Companies Act not in force at the date these Articles took effect) unless inconsistent with the subject or the context.

2.4	In these Articles, unless the context otherwise requires:

(a)	words in the singular include the plural, and vice versa;

(b)	words importing any gender include all genders;

(c)	reference to a document or information being “sent”, “supplied” or “given” to or by a Person means such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that Person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly;

(d)	references to documents “being signed” or to “signature” include a reference to it being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified in the Companies Act;

(e)	references to “writing” include references to typewriting, printing, photography and any other modes of representing or reproducing words in a legible and non-transitory form, whether sent or supplied in electronic form or made available on a website or otherwise and “written” shall be construed accordingly;

(f)	references to “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible;

(g)	references to a power are to power of any kind, whether administrative, discretionary or otherwise;

(h)	references to a committee of the Directors are to a committee established in accordance with these Articles, whether or not comprised wholly of Directors;

(i)	any words following the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(j)	powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them;

(k)	the word “Board” in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

(l)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation;

(m)	except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other Person who is for the time being authorised to exercise it under these Articles or under another delegation of the power; and

(n)

references to the “entire” Board are to the total number of Director positions on the Board entitled to vote, including any vacancies, at the relevant time. As an example, if there are fourteen Director positions, twelve of which are filled and two of which are vacant, the entire Board shall be fourteen Directors, so an action required to be taken by a majority of the entire Board shall require the approval of eight of the twelve Directors in office and any action requiring the approval of two-thirds of the entire Board shall require the approval of ten Directors in office. If one or more Directors abstains or is not entitled to vote on a resolution in accordance with Article 33 or the Guidelines, the size of the entire Board shall be deemed reduced by the number of conflicted Directors, except that any item that under these Articles requires the approval of at least two-thirds of the entire Board would still require either: (i) the approval of at least two-thirds of the entire Board (determined without regard to the deemed reduction pursuant to this sentence); or (ii) the approval of at least two-thirds of the entire Board (determined after taking into account the deemed reduction pursuant to this sentence), and in the case of (ii) during the Initial Board Transition Period, including the approval of at least one C Director and one L Director.

2.5	The headings are inserted for convenience only and do not affect the construction of these Articles.

3.	LIABILITY OF MEMBERS

The liability of each member is limited to the amount, if any, unpaid on the shares held by that member.

4.	SHARES AND SHARE CAPITAL

4.1	The Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

(a)	Ordinary Shares, each of which shall be denominated in US Dollars with a nominal value of $1.00. Each Ordinary Share shall be issued with one vote attaching to it for voting purposes in respect of all matters on which Voting Shares in the capital of the Company have voting rights and shall form a single class with the other Voting Shares in the capital of the Company for such purposes. The holders of Ordinary Shares shall, in respect of the Ordinary Shares held by them, be entitled to receive notice of, attend and speak at and vote at, general meetings of the Company.

4.2	Notwithstanding Article 4.1, subject to the provisions of the Companies Act, and without prejudice to any rights attached to any existing shares or class of shares:

(a)	any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Directors may determine); and

(b)	shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder and the Board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

4.3	The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Act. Subject to the provisions of the Companies Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other and may be in respect of a conditional or an absolute subscription.

4.4	Except as required by Law or any Contract entered into by the Company, no Person shall be recognised by the Company as holding any share upon any trust. Except as otherwise provided by these Articles or by Law, the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim or any interest in any share (or in any fractional part of a share) except the holder’s absolute ownership of the entirety of the share and all the rights attaching to it.

4.5	Under and subject to the Uncertificated Securities Rules, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a participating class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the Uncertificated Securities Rules, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

4.6	In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; or

(c)	any provision of the Uncertificated Securities Rules,

and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the Uncertificated Securities Rules, of an Operator register of securities in respect of that class of shares in registered form.

4.7	Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Rules.

4.8	Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form, but shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

4.9	Where the Company is entitled under any provision of the Companies Act or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, an uncertificated share, the Company shall be entitled, subject to the provisions of the Companies Act and these Articles to:

(a)	require the holder of the uncertificated share by notice in writing to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)	appoint any Person to take such steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

(c)	take any other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, reallotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

4.10	Unless the Board determines otherwise or the Uncertificated Securities Rules require otherwise, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

4.11	The Company shall be entitled to assume that the entries on the record of securities maintained by it in accordance with the Uncertificated Securities Rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

5.	AUTHORITY TO ALLOT SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS

5.1	Subject to these Articles, in addition to any similar authority which has not been fully utilised, the Board shall be generally and unconditionally authorised pursuant to section 551 of the Companies Act to:

(a)	exercise all of the powers of the Company to allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount representing 20 per cent. of the number of shares in the capital of the Company as at the date of the adoption of these Articles and after the consummation of the transactions contemplated to occur on the date of these Articles (in addition to any authority to allot that has not yet expired granted to the Board prior to the date of the adoption of these Articles) for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the shareholder resolution to adopt these Articles by the Company; and

(b)	make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this Article 5.1 and the Board may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

5.2	Subject to these Articles, the Board shall be generally empowered pursuant to section 570 of the Companies Act and section 573 of the Companies Act to allot equity securities (as defined in the Companies Act) for cash, pursuant to the authority conferred by Article 5.1 of these Articles as if section 561(1) of the Companies Act did not apply to the allotment.

5.3	Subject to the provisions of the Companies Act relating to the authority to allot shares and the disapplication of pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 5.4:

(a)	all shares for the time being in the capital of the Company shall be at the disposal of the Board; and

(b)	the Board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such Persons on such terms and conditions and at such times as it thinks fit.

5.4	Subject to the provisions of the Companies Act, and without prejudice to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable share so issued provided that it does so before the share is allotted, and these terms and conditions will apply to the relevant shares as if they were set out in these Articles.

5.5	The Board may at any time after the allotment of a share in the capital of the Company, but before a Person has been entered in the register as the holder of the share, recognise a renunciation of the share by the allottee in favour of another Person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.

6.	VARIATION OF RIGHTS

6.1	Subject to these Articles and the provisions of the Companies Act, if at any time the capital of the Company is divided into different classes of shares, all or any of the rights attached to any existing class may from time to time be varied or abrogated, either while the Company is a going concern or during or in contemplation of a winding up:

(a)	in such manner (if any) as may be provided by those rights;

(b)	with the written consent of the holders of 75% in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the Office, and may consist of several documents, each executed or authenticated in such manner as the Board may approve by or on behalf of one or more holders, or a combination of both; or

(c)	with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class,

but not otherwise.

6.2	For the purposes of Article 6.1, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed not to be varied or abrogated by:

(a)	the issue of further shares ranking pari passu with, or subsequent to, that share or class of shares;

(b)	the purchase or redemption by the Company of any of its own shares; and

(c)	the exercise by the Board of any of the powers contemplated by Articles 38.7, 38.8 and 39.1.

7.	SHARE CERTIFICATES

7.1

On becoming the holder of any share other than a share in uncertificated form, every Person (other than a financial institution in respect of whom the Company is not required by Law to complete and have ready a certificate) shall be entitled, without payment, to have issued to him within two months after allotment or lodgement of a transfer (unless the terms of issue of the shares provide otherwise) one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of that holding). A holder may elect to receive one or more additional certificates for any of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine from time to time.

7.2	Every certificate shall:

(a)	be issued under the seal, or under such other form of authentication as the Board may approve (which may include manual or facsimile signatures by one or more Directors); and

(b)	shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

7.3	The Company shall not be bound to issue more than one certificate for shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

7.4	If a share certificate is damaged, defaced or worn out or said to be lost, stolen or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Directors may determine but otherwise free of charge, and (in the case of damage, defacement or wearing out) on delivery up of the old certificate to the Company.

7.5	When a member’s holding of shares of a particular class increases, the Company may issue such holder with a single, consolidated certificate in respect of all the shares of a particular class which that member holds or a separate certificate in respect of only those shares by which that member’s holding has increased.

8.	LIEN

8.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the Company (whether presently or not) in respect of that share. The Board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of Articles 8.1 to 8.4 inclusive. The Company’s lien on a share takes priority over any third party’s interest in that share and shall extend to all amounts (including without limitation dividends) payable in respect of it.

8.2	The Company may sell, in such manner as the Board determines, any share on which the Company has a lien if an amount in respect of which the lien exists is presently payable and is not paid within 14 clear days after written notice has been sent to the holder of the share, or to the Person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of Law, stating the amount of money due, demanding payment and stating that if the notice is not complied with the shares may be sold.

8.3	To give effect to the sale the Board may, in the case of a share in certificated form, authorise any Person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. In the case of a share in uncertificated form, the Board may, to enable the Company to deal with the share in accordance with the provisions of this Article 8.3, exercise any of the powers of the Company under Article 4.9 to effect the sale of the share. The title of the transferee to the share shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale and the transferee shall not be bound to see to the application of the purchase money.

8.4	The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the amount for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the share sold, in the case of a share in certificated form, and, whether the share sold is in certificated form or uncertificated form, subject to a like lien for any amount not presently payable as existed upon the share before the sale) be paid to the Person entitled to the share at the date of the sale.

9.	CALLS ON SHARES

9.1	Subject to the terms of allotment, the Board may from time to time make calls upon the members in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required or permitted to be paid by instalments. A call may, by further notice in writing, before receipt by the Company of an amount due under it, be revoked in whole or in part and payment of a call may be postponed in whole or part. A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

9.2	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

9.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

9.4	A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of nominal value or premium) on allotment or on a date fixed by or in accordance with the terms of issue; provided that if the due date for payment of such sum has passed and it has not been paid, the holder of the share concerned at the due date for payment will be treated in all respects as having failed to comply with a call notice in respect of that sum and is liable to the same consequences as a Person having failed to comply with a call notice as regards the payment of interest and forfeiture.

9.5	If a call or an instalment of a call remains unpaid in whole or in part after it has become due and payable the Person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the shares in question or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding 20 per cent. per annum, or, if higher, at the appropriate rate (as defined by the Companies Act), but the Board may in respect of any individual member waive payment of interest wholly or in part.

9.6	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid these Articles shall apply as if that sum had become due and payable by virtue of a call duly made and notified.

9.7	Subject to the terms of allotment, the Directors may on the issue of shares differentiate between the allottees or holders in the amounts and times of payment of calls on their shares.

9.8

The Board may, if it thinks fit, receive from any member willing to advance it all or any part of the amount unpaid on any shares held by him (beyond the sums actually called up) as a payment in advance of calls, and such payment shall, to the extent of it, extinguish the liability on the shares in respect of which it is advanced. The Company may pay on all or any of the amount so advanced (until it would, but for such advance, become presently payable) interest on the amount so received, or so much of it as exceeds the sums called up on the shares in respect of which it has been received, at such rate (if any) as the member and the Board agree not exceeding 20 per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act).

10.	FORFEITURE AND SURRENDER

10.1	If a call or an instalment of a call remains unpaid, in whole or in part, after it has become due and payable, the Board may give to the Person from whom it is due not less than 14 clear days’ written notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

10.2	If the notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture shall include all dividends and other amounts payable in respect of the forfeited shares and which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the Person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

10.3	Subject to the provisions of the Companies Act, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines either to the Person who was before the forfeiture the holder or to any other Person. At any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board determines. Where for the purposes of its disposal a forfeited share is to be transferred to any Person, the Board may, in the case of a share in certificated form, authorise someone to execute an instrument of transfer and, in the case of a share in uncertificated form, the Board may exercise any of the powers of the Company under Article 12. The Company may receive the consideration given for the share on its disposal and register the transferee as the holder of the share.

10.4	A Person shall cease to be a member in respect of any share which has been forfeited or surrendered and shall, if the share is held in certificated form, surrender to the Company for cancellation the certificate for the share forfeited but shall remain liable to the Company for all amounts which at the date of forfeiture were presently payable by him to the Company in respect of that share plus interest at the rate at which interest was payable on those amounts before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding 20 per cent. per annum or, if higher, the appropriate rate (as defined in the Companies Act) from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

10.5	The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

10.6

The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the Person whose share is forfeited and the

Company, except only such of those rights and liabilities as are by these Articles expressly saved, or are by the Companies Act given or imposed in the case of past members.

10.7	A statutory declaration by a Director or the secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all Persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary, in the case of a share in certificated form) constitute a good title to the share. The Person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture or disposal of the share.

11.	TRANSFER OF SHARES

11.1	Without prejudice to any power of the Company to register as member a Person to whom the right to any share has been transmitted by operation of Law, the instrument of transfer of a share in certificated form may be in any usual form or in any other form which the Board may approve. An instrument of transfer shall be executed by or on behalf of the transferor and, where the share is not fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

11.2	Each member may transfer all or any of his shares which are in uncertificated form by means of a relevant system in such manner provided for, and subject as provided in, the Uncertificated Securities Rules, to the extent applicable. Without prejudice to Article 4.9, no provision of these Articles shall apply in respect of an uncertificated share to the extent it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.

11.3	The Board may, in its absolute discretion, refuse to register the transfer of a share in certificated form if it is not fully paid provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

11.4	The Board may, in its absolute discretion, also refuse to register the transfer of a share in certificated form:

(a)	unless the instrument of transfer:

(i)	is lodged, duly stamped, at the Office or such other place as the Board has appointed, accompanied by the certificate for the share to which it relates, or such other evidence as the Directors may reasonably require to show the transferor’s right to make the transfer, or evidence of the right of someone other than the transferor to make the transfer on the transferor’s behalf;

(ii)	is in respect of only one class of shares; and

(iii)	is in favour of not more than four transferees; or

(b)	with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the Person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of Law, in accordance with Article 8.2.

11.5	The Board may also refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the Uncertificated Securities Rules and the relevant system.

11.6	If the Board refuses to register a transfer of a share, it shall notify the transferor of the refusal and the reasons for it as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a share in certificated form) or the instructions to the relevant system received. The Board shall send to the transferee such further information about the reasons for the refusal as the transferee may reasonably request.

11.7	No fee shall be charged for the registration of any instrument of transfer or other document or instruction relating to or affecting the title to any share.

11.8	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall (except in the case of fraud) be returned to the Person lodging it when notice of the refusal is sent.

11.9	Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other Person.

11.10	For the avoidance of doubt, nothing in these Articles shall require shares to be transferred by a written instrument if the Law or rules and regulations of the NYSE and/or Euronext, to the extent applicable, provide otherwise, and the Directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Law and rules and regulations of the NYSE and/or Euronext, to the extent applicable, to evidence and regulate the transfer of title to shares in the Company and for the approval or disapproval, as the case may be, by the Board or the operator of a Depositary of the registration of those transfers.

12.	TRANSMISSION OF SHARES

12.1	If a member dies, the survivor or survivors where he was a joint holder, or his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only Persons recognised by the Company as having any title to his interest, but nothing in this Article 12.1 shall release the estate of a deceased member from any liability in respect of any share which had been solely or jointly held by him.

12.2	A Person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of Law may, upon such evidence being produced as the Board may properly require, elect either to become the holder of the share or to have some Person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another Person registered, and the share is a certificated share, he shall execute an instrument of transfer of the share to that Person. If he elects to have himself or another Person registered and the share is an uncertificated share, he shall take any action the Board may require and/or as required in accordance with the rules and regulations of the NYSE and/or Euronext (including without limitation the execution of any document), to the extent applicable, to enable himself or that Person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (if any) as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

12.3	A Person entitled by transmission to a share in uncertificated form who elects to have some other Person registered shall either:

(a)	procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that Person; or

(b)	change the uncertificated share to certified form and execute an instrument of transfer to that Person.

12.4	The Board may at any time send a notice requiring any such Person referred to in Article 12.2 to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the Board may after the expiry of that period withhold payment of all dividends or other amounts payable in respect of the share until the requirements of the notice have been complied with.

12.5	A Person becoming entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of Law shall, upon such evidence being produced as the Board may reasonably require as to his entitlement and subject otherwise to Article 12.2, have the same rights in relation to the share to which he would be entitled if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares in the capital of the Company.

13.	SHARE WARRANTS

In accordance with Law, the Company shall not issue share warrants to bearer.

14.	UNTRACED MEMBERS

14.1	The Company shall be entitled to sell any share held by a member, or any share to which a Person is entitled by transmission, if:

(a)	during the period of 12 years no warrant, cheque or other method of payment for amounts payable in respect of the share which has been sent and was payable in a manner authorised by these Articles has been cashed or effected and no communication has been received by the Company from, or on behalf of, the member or Person concerned;

(b)	the Company has, during the said 12 year period, paid at least three dividends (whether interim or final) and no such dividend has been claimed by the member or Person concerned;

(c)	the Company has, after the expiration of the said 12 year period, inserted an advertisement in a leading national daily newspaper published in the United Kingdom and in a newspaper circulating in the area of the registered address or last known address of the member or Person concerned, giving notice of its intention to sell such share (and the said advertisements, if not published on the same day, shall have been published within 30 days of each other); and

(d)	during the further period of three months after the publication of the advertisements referred to in paragraph (c) of this Article 14.1 (or, if published on different dates, the later date) and prior to the sale of the share, the Company has received no communication from, or on behalf of, such member or Person concerned.

14.2	The Company shall also be entitled to sell any additional shares issued during the relevant period of 12 years in right of any share to which Article 14.1 applies (or in right of any share so issued), if the criteria in paragraphs (a), (c) and (d) of Article 14.1 are satisfied in relation to the additional share (but as if the words “during the period of 12 years” were omitted from paragraph (a) of Article 14.1 and the words “, after the expiration of the said 12 year period,” were omitted from paragraph (c) of Article 14.1).

14.3	To give effect to the sale of any share pursuant to Articles 14.1 to 14.4 inclusive the Company may:

(a)	in the case of a share in certificated form, appoint any Person to execute an instrument of transfer of the share, and the instrument shall be as effective as if it had been executed by the registered holder of, or Person entitled by transmission to, the share; and

(b)	in the case of a share in uncertificated form, in accordance with the Uncertificated Securities Rules, the Board may issue a written notification to the Operator requiring the conversion of the share to certificated form.

14.4	An instrument of transfer executed by that Person in accordance with Article 14.3(a) shall be as effective as if it had been executed by the holder of, or Person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 14.3(b) shall be as effective as if exercised by the registered holder of or Person entitled by transmission to the shares. The purchaser shall not be bound to see to the application of the proceeds of sale, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be indebted to the member or other Person entitled to the share for an amount equal to the net proceeds of the sale and the Company shall enter the name of such former member or other Person in the books of the Company as a creditor for that amount. No trust or duty to account shall arise in respect of the net proceeds and no interest shall be payable in respect of the proceeds of sale, which may be employed in the business of the Company or invested in such investments as the Board may think fit.

15.	ALTERATION OF CAPITAL

15.1	Subject to the provisions of the Companies Act and the provisions of these Articles, and without prejudice to any relevant special rights attached to any class of shares, the Company may from time to time:

(a)	increase its share capital by allotting new shares;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	sub-divide its shares, or any of them, into shares of smaller amount than its existing shares;

(d)	redeem and/ or cancel any of its shares;

(e)	redenominate its share capital or any class of share capital; and

(f)	determine that, as between the shares resulting from such a sub-division, any of them may have any preference or advantage or different rights as compared with the others,

and where any difficulty arises in regard to any consolidation or division, the Directors may settle such difficulty as they see fit.

15.2

Whenever any fractions arise as a result of a consolidation, division or sub-division of shares, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the Board may sell shares, representing fractions to which any members would otherwise become entitled, to any Person (including, subject to the provisions of the Companies Act, the Company) and distribute the net proceeds of sale in due proportion among those members or retain such net proceeds for the benefit of the Company. In the case of shares to be sold being held in certificated form, the Board may authorise some Person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. In the case of shares to be sold in uncertificated form, the Board may, to enable the

Company to deal with the shares in accordance with the provisions of this Article 15.2, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser, including arranging for any such shares to be entered in the register as shares in certificated form where this makes it easier to sell them. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

15.3	All shares created by an increase of the Company’s share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to the payment of calls, lien, forfeiture, transfer and transmission.

15.4	The Company shall not consolidate, divide, sub-divide or redenominate any one or more Ordinary Shares without consolidating, dividing, sub-dividing or redenominating (as the case may be) all of the Ordinary Shares, on an equal per share basis.

16.	GENERAL MEETINGS

16.1	The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the provisions of the Companies Act; provided, however, that during the Initial Board Transition Period, no annual general meeting shall be held earlier than May 1 of the applicable calendar year.

16.2	All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate meeting of the holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all members of that class entitled to vote, present in Person or by proxy (or, in the case of a corporation, a Corporate Representative), at the relevant meeting; and

(b)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

For the purposes of this Article 16.2, where a Person is present by proxy or corporate representative, he is treated only as holding the shares in respect of which all such proxies and/or corporate representatives are authorised to exercise voting rights with respect to any matter proposed at the meeting.

16.3	The Board may call general meetings whenever and at such times and places as it shall determine. On requisition of members pursuant to the provisions of the Companies Act, the Board shall promptly convene a general meeting in accordance with the requirements of the Companies Act. At a general meeting called by a requisition (or by requisitionists), no business may be transacted except that stated by the requisition or proposed by the Board.

16.4	A general meeting may also be called under this Article 16 if the Company has fewer than two Directors and the Director (if any) is unable or unwilling to appoint sufficient Directors to make up a quorum or to call a general meeting to do so. In such case, two or more members may call a general meeting (or instruct the secretary to do so) for the purpose of appointing one or more Directors.

17.	NOTICE OF GENERAL MEETINGS

17.1	At least 21 clear days’ notice must be given to call an annual general meeting. Subject to the provisions of the Companies Act, at least 14 clear days’ notice must be given to call all other general meetings.

17.2	Subject to the provisions of the Companies Act and any relevant special rights or restrictions attached to any shares, notices shall be given to every member as of the record date for such meeting and to the Directors. The beneficial owners nominated to enjoy information rights under the Companies Act and the auditors of the Company are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

17.3	Subject to the provisions of the Companies Act, the notice shall specify the place (including without limitation any satellite meeting place arranged for the purposes of Article 19.9, which shall be identified as such in the notice), the date and the time of meeting and the general nature of the business to be transacted, and in the case of an annual general meeting shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

17.4	The notice of a general meeting must specify a time (which must not be more than 48 hours, excluding any part of a day that is not a working day, before the time fixed for the meeting) by which a Person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time specified in the notice will be disregarded in deciding the rights of any Person to attend or vote.

17.5	Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

17.6	The accidental omission to send notice of a meeting or resolution, or to send any notification where required by the Companies Act or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Act or these Articles, to any Person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that Person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

18.	LIST OF MEMBERS FOR VOTING AT GENERAL MEETINGS

18.1	Subject to the requirements under the Companies Act, at least 10 days before every general meeting, the secretary shall prepare a complete list of the members entitled to vote at the meeting. Such list shall:

(a) be arranged in alphabetical order;

(b) show the address of each member entitled to vote at the meeting; and

(c) show the number of shares registered in the name of each member.

18.2

The list of members prepared in accordance with Article 18.1 shall be available during ordinary business hours for a period of at least 10 days before the general meeting for inspection by any member for any purpose relevant to the meeting. If the notice of the meeting does not specify the place where the members may inspect the list of members, the list of members shall be available for inspection (at the discretion of the Board) at either the

Office or on a website. The list of members shall be available for inspection by any member who is present at the meeting, at the place and for the duration, of the meeting.

19.	PROCEEDINGS AT GENERAL MEETINGS

19.1	No business shall be transacted at a meeting unless a quorum is present but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. If the Company has only one member entitled to attend and vote at the general meeting, one qualifying person present at the meeting and entitled to vote is a quorum. Except as otherwise provided by these Articles, a quorum is the members who together represent at least the majority of the voting rights of all the members entitled to vote, present in Person or by proxy (or, in the case of a corporation, a Corporate Representative), at the relevant meeting.

19.2	If a quorum is not present within half an hour after the time appointed for holding the meeting (or such additional time as the chairman of the meeting decides to wait), or if during a meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned. The continuation of a general meeting adjourned under this Article 19.2 for lack of quorum shall take place either:

(a)	on a day that is not less than 14 days but not more than 28 days after it was adjourned and at a time and/or place specified for the purpose in the notice calling the meeting; or

(b)	where no such arrangements have been specified, on a day that is not less than 14 days but not more than 28 days after it was adjourned and at such time and/or place as the chairman of the meeting decides (or, in default, the Directors decide).

In the case of a general meeting to take place in accordance with Article 19.2(b), the Company must give not less than seven clear days’ notice of any adjourned meeting and the notice must state the quorum requirement.

19.3	At an adjourned meeting the quorum is one qualifying person present and entitled to vote. If at the adjourned meeting a quorum is not present within 15 minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

19.4	The chairman (if any) of the Board, or in his absence the Independent Lead Director, or in the absence of the Independent Lead Director, some other Director nominated prior to the meeting by the Board, shall preside as chairman of the meeting. If none of the chairman, the Independent Lead Director or such other Director (if any) is present within 15 minutes after the time appointed for holding the meeting and willing to act as chairman, the Directors present shall elect one of their number present and willing to act as chairman of the meeting, and if there is only one Director present, he shall be chairman of the meeting if he agrees. This Article 19.4 is subject to Article 19.5.

19.5	If no Director is willing to act as chairman or if no Director is present within 15 minutes after the time appointed for holding the meeting, the members present in person or by proxy or by a Person authorised to act as a representative of a corporation (such Person, a “Corporate Representative”) and entitled to vote shall choose a member present in person or a proxy of a member or a Corporate Representative in relation to the meeting to be chairman of the meeting.

19.6

The Board or the chairman of the meeting may make any arrangement and impose any restriction they consider appropriate to ensure the security of a general meeting, including to direct that any Person wishing to attend any general meeting should submit to such searches or other security arrangements (including without limitation, requiring evidence of identity to be produced before entering the meeting and placing restrictions on the items of personal property which may be taken into the meeting) as they or he consider appropriate under the circumstances. The Directors or the chairman of the meeting may in their or his absolute discretion refuse entry to, or eject from, any general meeting any Person who refuses to submit to a search or otherwise comply with such security arrangements or restrictions.

19.7	The Board or the chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting. Any decision of the chairman of the meeting on matters of procedure or matters arising incidentally from the business of the meeting, and any determination by the chairman of the meeting as to whether a matter is of such a nature, shall be final.

19.8	Directors may attend and speak at general meetings and at any separate meeting of the holders of any class of shares, whether or not they are members. The chairman of the meeting may permit other Persons who are not members of the Company or otherwise entitled to exercise the rights of members in relation to general meetings to attend and, at the chairman of the meeting’s discretion, speak at a general meeting or at any separate class meeting.

19.9	In the case of any general meeting, the Board may, notwithstanding the specification in the notice convening the general meeting of the place at which the chairman of the meeting shall preside (the “principal place”), make arrangements for simultaneous attendance and participation at satellite meeting places, or by way of any other electronic means, allowing Persons not present together at the same place to attend, speak and vote at the meeting. The arrangements for simultaneous attendance and participation at satellite meeting places, or other places at which Persons are participating via electronic means may include arrangements for controlling or regulating the level of attendance at any particular venue provided that such arrangements shall operate so that all members and proxies wishing to attend the meeting are able to attend at one or other of the venues. The members or proxies at the satellite meeting places, or other places at which Persons are participating via electronic means, shall be counted in the quorum for, and be entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that the members or proxies attending at the satellite meeting places, or other places at which Persons are participating via electronic means, are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	see and hear all Persons who speak (whether through the use of microphones, loud speakers, audio-visual communication equipment or otherwise) in the principal place and any other such place; and

(c)	be heard and seen by all other Persons so present in the same way.

19.10	The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal place. If it appears to the chairman of the meeting that the facilities at the principal place or any satellite meeting place or other place at which Persons are participating via electronic means, have become inadequate for the purposes set out in Article 19.9, then the chairman of the meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at the general meeting up to the point of the adjournment shall be valid. The provisions of Article 19.15 shall apply to that adjournment.

19.11

The Board may make arrangements for Persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place or other venue for which arrangements have been made pursuant to Article 19.9. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy (or, in the case of a corporation, a Corporate Representative) at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

19.12	The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 19.9 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy (or, in the case of a corporation, a Corporate Representative) at a particular venue, he shall be entitled to attend in person or by proxy (or, in the case of a corporation, a Corporate Representative) at any other venue for which arrangements have been made pursuant to Article 19.9. The entitlement of any member to be present at such venue in person or by proxy (or, in the case of a corporation, a Corporate Representative) shall be subject to any arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

19.13	If, after the sending of the notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 19.9 applies) and/or time, it may change the place (or any of the declared places, in the case of a meeting to which Article 19.9 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the declared places, in the case of a meeting to which Article 19.9 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)	no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting by public announcement and in two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)	a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 23.6(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 23.6(b), at any time not less than 48 hours before any postponed time appointed for holding the meeting (provided that the Board may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day).

19.14	For the purposes of Articles 19.9, 19.10, 19.11, 19.12 and 19.13, the right of a member to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Act or these Articles to be made available at the meeting.

19.15	Without prejudice to any other power of adjournment he may have under these Articles or at common law:

(a)	the chairman of the meeting may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place or for an indefinite period; and

(b)	the chairman of the meeting may, without the consent of the meeting, adjourn the meeting before or after it has commenced, to another date, time or place which the chairman of the meeting may decide, if the chairman of the meeting considers that:

(i)	there is not enough room for the number of members and proxies who wish to attend the meeting;

(ii)	the behaviour of anyone present prevents, or is likely to prevent, the orderly conduct of the business of the meeting;

(iii)	an adjournment is necessary to protect the safety of any Person attending the meeting;

(iv)	an adjournment is necessary to give all Persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(v)	an adjournment is otherwise necessary in order for the business of the meeting to be properly carried out.

19.16	Subject to Article 19.2 an adjournment may, subject to the provisions of the Companies Act, be for such time and to such other place (or, in the case of a meeting to which Article 19.9 applies, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting in accordance with Articles 23.2, 23.3 and 23.6 by means of a document in hard copy form, or such other means as the Company may agree, which, if delivered at the meeting which is adjourned to the chairman or the secretary or any Director, shall be valid even though it is given at less notice than would otherwise be required by Article 23.6(a). Subject to the provisions of the Companies Act, it shall not be necessary to give notice of an adjourned meeting, except in the case of a general meeting to take place in accordance with Article 19.2(b) and except that when a meeting is adjourned for 28 days or more, or for an indefinite period, at least seven clear days’ notice shall be given specifying the time and place (or places, in the case of a meeting to which Article 19.9 applies) of the adjourned meeting and the general nature of the business to be transacted. No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Without prejudice to Article 19.3 in the case of a general meeting adjourned under Article 19.2 for lack of quorum, members who together represent at least the majority of the voting rights of all the members entitled to vote, present in person or by proxy (or, in the case of a corporation, a Corporate Representative), at the relevant meeting will constitute a quorum at an adjourned meeting.

19.17	Subject to Article 19.18, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and a place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

19.18	A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at the meeting or, the chairman may,

with the consent of the meeting, determine that the poll shall be taken at such time and place as the chairman directs not being more than 30 days after the meeting.

19.19	Subject to the requirements of the Companies Act, to be properly brought before a general meeting, business (including but not limited to Director nominations) must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with Article 17, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a member of the Company who holds shares in the capital of the Company at the time such notice of such meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Article 21. For the avoidance of doubt, except as otherwise required by the provisions of the Companies Act, the foregoing clause (c) shall be the exclusive means for a member of the Company to make nominations or propose business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at a general meeting.

20.	AMENDMENTS TO RESOLUTIONS

20.1	A special resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a clear error in the resolution.

20.2	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)	written notice of the terms of the proposed amendment and of the intention to move the amendment have been delivered in hard copy to the Company at the Office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, at least 48 hours before the time for holding the meeting or the adjourned meeting at which the ordinary resolution in question is proposed (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a working day) and the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the substance of the resolution; or

(b)	the chairman of the meeting, in his absolute discretion, decides that the proposed amendment may be considered or voted on.

20.3	With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted on. If an amendment proposed to any resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the resolution shall not be invalidated by any error in the ruling.

21.	PROPOSED MEMBER RESOLUTIONS

21.1	Where a member or members, in accordance with the provisions of the Companies Act, request the Company to: (i) call a general meeting for the purposes of bringing a resolution before the meeting, or (ii) give notice of a resolution to be proposed at a general meeting, such request must, in each case and in addition to the requirements of the Companies Act, contain the following:

(a)	to the extent that the request relates to the nomination of a Director, as to each Person whom the member(s) propose(s) to nominate for election as a Director, all information relating to such Person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(b)	to the extent that that request relates to any business other than the nomination of a Director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolutions proposed for consideration (and, in the event that such business includes a proposal to amend these Articles, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such member(s) (other than where the member is a Depositary) and any Member Associated Person on whose behalf the nomination or proposal is made, individually or in the aggregate, including any anticipated benefit therefrom to the member(s) (other than where the member is a Depositary) or any Member Associated Person on whose behalf the nomination or proposal is made; and

(c)	as to the member(s) making the request and the Member Associated Person(s), if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Person(s), if any;

(ii)	the class and number of shares in the capital of the Company held by such member(s) which are owned beneficially or of record by such member(s) and such Member Associated Person(s), if any;

(iii)	a description of any Derivative Instruments and Short Interests, if any, held directly or indirectly by such member(s) and such Member Associated Person(s), if any;

(iv)	a description of all agreements, arrangements and understandings between such member(s) (other than where the member is a Depositary) and such Member Associated Person(s), if any, each proposed nominee and any other person(s) (including their names) in connection with the nomination or proposal;

(v)	any other information relating to such member(s) and such Member Associated Person(s), if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and

(vi)	to the extent known by the member(s) making the request and the Member Associated Person(s), if any, on whose behalf the nomination or proposal is made, the name and address of any other member or Member Associated Person supporting the nominee for election as a Director or the other business to which such request relates.

21.2	For the purposes of Article 21.1, a “Member Associated Person” of any member shall mean:

(A)	any Person controlling, directly or indirectly, or acting in concert with, such member;

(B)	any beneficial owner of shares in the capital of the Company owned of record or beneficially (within the meaning of the Exchange Act) by such member; and

(C)	any Person controlling, controlled by or under common control with such Member Associated Person,

and in each case on whose behalf the member’s request in accordance with this Article 21 is made.

21.3	If a request made in accordance with Article 21.1 does not include the information specified in that Article, or if, without prejudice to the rights of any member under the Companies Act, a request made in accordance with Article 21.1 is not received in the time and manner required by Article 21.4, in respect of such shares which the relevant member(s) hold which are owned beneficially by such member(s) and the Member Associated Person(s), if any, on whose behalf the nomination or proposal is made (the “member default shares”) the relevant member(s) shall not be entitled to vote, either personally or by proxy (or, in the case of a corporation, a Corporate Representative) at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 21.1.

21.4	Without prejudice to the rights of any member under the Companies Act, a member who makes a request to which Article 21.1 relates, must deliver any such request in writing to the secretary at the Office not earlier than the close of business on the one hundred and twentieth (120) calendar day nor later than the close of business on the ninetieth (90) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting provided, however, that in the event that the date of an annual general meeting is more than thirty (30) calendar days before or more than seventy (70) calendar days after the date of the first anniversary of the preceding year’s annual general meeting or if no annual general meeting was held in the preceding year, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120) calendar day prior to such annual general meeting and not later than the close of business on the later of: (i) the ninetieth (90) calendar day prior to such annual general meeting and (ii) the tenth (10) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 21.4.

Notwithstanding anything in the foregoing provisions of this Article 21.4 to the contrary, but again without prejudice to the rights of any member under the Companies Act, in the event that the number of directors to be elected to the Board is increased and there is no public announcement, naming all of the nominees for Director or specifying the size of the increased Board, made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting or, if no annual general meeting was held in the preceding year, (100) calendar days prior to the annual general meeting or, if later, the tenth (10) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company, a member’s notice required by this Article 21.4 shall also be considered as validly delivered in accordance with this Article 21.4, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Office not later than 5:00 p.m., local time, on the tenth (10) calendar day after the day on which such public announcement of the increased Board is first made by the Company.

Notwithstanding the provisions of Articles 21.1 or 21.3 or the foregoing provisions of this Article 21.4, a member shall also comply with all applicable requirements of the Companies Act and of the Exchange Act with respect to the matters set forth in Articles 21.1 or 21.3 or in this Article 21.4. Nothing in Articles 21.1 or 21.3 or in this Article 21.4 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, to the extent applicable to the Company and, in such event, subject in each case to compliance with the Exchange Act.

22.	VOTES OF MEMBERS

22.1	A resolution put to the vote of a general meeting must be taken on a poll. This Article 22.1 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

22.2	A member, proxy or corporate representative entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

22.3	Subject to any relevant special rights or restrictions attached to any shares (including, for the avoidance of doubt, such rights and restrictions set out in Article 4.1 above), on a vote on a resolution on a poll taken at a meeting, every qualifying member present in person or by proxy (or, in the case of a corporation, a Corporate Representative) and entitled to vote on the resolution shall have one vote in respect of each Ordinary Share.

22.4	In the case of joint holders the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register of members.

22.5	A member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by any Person authorised in that behalf by that court or official and such Person may vote by proxy (or, in the case of a corporation, a Corporate Representative) Evidence to the satisfaction of the Board of the authority of the Person claiming the right to vote shall be delivered to the Office, or such other place as is specified in accordance with these Articles for the delivery or receipt of appointments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised (provided that the Board may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day). Failure to satisfy the requirements of this Article 22.5 shall cause the right to vote not to be exercisable.

22.6	In the case of an equality of votes, the chairman of the meeting shall not be entitled to a casting vote.

22.7	No member shall have the right to vote at any general meeting or at any separate meeting of the holders of any class of shares, either in person or by representative or proxy, in respect of any share held by him unless all amounts presently payable by him in respect of that share have been paid.

22.8	If at any time the Board is satisfied that any member, or any other Person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Companies Act (a “section 793 notice”) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Board may, in its absolute discretion at any time by notice (a “direction notice”) to such member direct that:

(a)	in respect of the shares in relation to which the default occurred (the “default shares”, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy (or, in the case of a corporation, a Corporate Representative) at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class (calculated exclusive of any shares held in treasury), in respect of the default shares:

(i)	no payment shall be made by way of dividend and no share shall be allotted or distributed pursuant to Articles 39.1, 40.1, and 40.2; and

(ii)	no transfer of any default share shall be registered unless:

(A)	the member is not himself in default as regards supplying the information required and it has been proved to the reasonable satisfaction of the Board that no Person in default of supplying the information required is interested in any of the shares which are the subject of the transfer; or

(B)	the transfer is an approved transfer.

For the purposes of ensuring this Article 22.8(b)(ii) can apply to all shares held by the member, the Company may in accordance with the Uncertificated Securities Rules, issue a written notification to the Operator requiring conversion into certificated form of any share held by the member in uncertificated form.

22.9	The Company shall send the direction notice to each other Person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

22.10	Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)	a notice of an approved transfer, but only in relation to the shares transferred; or

(b)	all the information required by the relevant section 793 notice, in a form satisfactory to the Board.

22.11	The Board may at any time send a notice cancelling a direction notice.

22.12	The Company may exercise any of its powers under Article 4.9 in respect of any default share that is held in uncertificated form.

22.13	For the purposes of this Article 22.13 and Articles 22.9, 22.10, 22.11 and 22.12:

(a)	a Person shall be treated as appearing to be interested in any shares if the member holding such shares has sent information to the Company in response to a notification under section 793 of the Companies Act which either:

(i)	names such Person as being so interested; or

(ii)	fails to establish the identities of all those interested in the shares, and (after taking into account the said information and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the Person in question is or may be interested in the shares;

(b)	the prescribed period is 14 days from the date of service of the section 793 notice; and

(c)	a transfer of shares is an approved transfer if:

(i)	it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Companies Act);

(ii)	the Board is satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the holder or with any other Person appearing to be interested in the shares; or

(iii)	the transfer results from a sale made through a recognised investment exchange as defined in the FSMA or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

22.14	Nothing contained in Article 22.9, 22.10, 22.11 and 22.12 limits the power of the Company under section 794 of the Companies Act.

22.15	Any objection to the qualification of any Person voting at a general meeting or on a poll or to the counting of, or failure to count, any vote, must be made at the meeting or adjourned meeting or at the time the poll is taken (if not taken at the meeting or adjourned meeting) at which the vote objected to is tendered. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive. If a vote is not disallowed by the chairman of the meeting it is valid for all purposes.

22.16	The Company shall not be bound to enquire whether any proxy or corporate representative votes in accordance with the instructions given to him by the member he represents and if a proxy or corporate representative does not vote in accordance with the instructions of the member he represents the vote or votes cast shall nevertheless be valid for all purposes.

22.17	If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or any adjournment of the meeting, or at the time the poll is taken (if not taken at the meeting or adjourned meeting), and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

23.	PROXIES AND CORPORATE REPRESENTATIVES

23.1	A member is entitled to appoint another Person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates. A proxy need not be a member.

23.2	The appointment of a proxy shall be:

(a)	in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the Board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:

(i)	in hard copy form; or

(ii)	in electronic form, to the electronic address provided by the Company for this purpose; or

(b)	in the case of a proxy relating to the shares to which Article 23.2(a) does not apply:

(i)	in any usual form or in any other form or manner of communication which the Board may approve. Subject thereto, the appointment of a proxy may be:

(A)	in hard copy form; or

(B)	in electronic form, to the electronic address provided by the Company for this purpose.

23.3	The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed by or on behalf of the appointor in such manner as the Directors may approve, which in the case of a corporation may be either under its common seal or under the hand of a duly authorised officer or other Person duly authorised for that purpose or in any other manner authorised by its constitution.

23.4	The Board may, if it thinks fit, but subject to the provisions of the Companies Act, at the Company’s expense (with or without provision for their return prepaid) send hard copy forms of proxy for use at any general meeting, or at any separate meeting of the holders of any class of shares, and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. If, for the purpose of any meeting appointments of proxy or invitations to appoint as proxy a Person or one of a number of Persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission or the failure due to circumstances beyond the Company’s control, to send or make available such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote, at a meeting shall not invalidate the proceedings at that meeting.

23.5	The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member. References in these Articles to an appointment of proxy include references to an appointment of multiple proxies.

23.6	Without prejudice to Article 19.13(b) or the second sentence of Article 19.16, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Companies Act) in any such notice or form of proxy; and

(b)	if in electronic form, be received at the electronic address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Companies Act or at any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)	in the notice convening the meeting;

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting;

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Companies Act) in any such method of notification.

The Board may specify, when determining the times by which proxies are to be lodged, that no account shall be taken of any part of a day that is not a working day.

23.7	Without limiting these Articles, the Board may in relation to uncertificated shares:

(a)	approve the appointment of a proxy by means of an electronic communication in the form of an “uncertificated proxy instruction” (a properly authenticated dematerialised instruction and/or other instruction or notification, which is sent by means of the relevant system and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as the Board may prescribe (subject always to the facilities and requirements of the relevant system));

(b)	approve supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means; and

(c)	prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or such participant and may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of the holder of a share as sufficient evidence of the authority of the Person sending that instruction to send it on behalf of that holder.

The term “properly authenticated dematerialised instruction” shall have the meaning given in the Uncertificated Securities Rules.

23.8	Subject to the provisions of the Companies Act, where the appointment of a proxy is expressed to have been or purports to have been sent or supplied by a Person on behalf of a holder:

(a)	the Company may treat the appointment as sufficient evidence of that Person’s authority to execute the appointment of proxy on behalf of that member; and

(b)

the holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment of proxy has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the Board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment of proxy may be treated as invalid.

23.9	Subject to Article 23.8 and the provisions of the Companies Act, a proxy appointment which is not delivered or received in accordance with Article 23.6 shall be invalid. Where two or more valid appointments of proxy are delivered or received in respect of the same share in relation to the same meeting, the one which was last delivered or received shall, unless otherwise specified in the notice convening the meeting, be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which is last delivered or received, or if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled determine which proxy appointment (if any) is to be treated as valid. Subject to the provisions of the Companies Act, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

23.10	The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

23.11	Subject to the provisions of the Companies Act, any corporation which is a member of the Company (the “grantor”) may, by resolution of its directors or other governing body, authorise such Person or Persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A Director, the secretary or other Person authorised for the purpose by the secretary may require all or any of such Persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such Person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one Person and more than one authorised Person purports to exercise a power in respect of the same shares:

(a)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

23.12	The termination of the authority of a Person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he does as chairman of a meeting;

(c)	the validity of a poll demanded by him at a meeting; or

(d)	the validity of a vote given by that Person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 23.6(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 23.6(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

23.13	A proxy given in the form of a power of attorney or similar authorisation granting power to a Person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid if it grants authorisation for a period of more than three years, unless a contrary intention is stated in it.

24.	NUMBER AND TERM OF DIRECTORS

24.1	Subject to the Companies Act, the Board shall consist of such number of persons determined by the Board from time to time, but shall not exceed 14 persons prior to the 2019 AGM.

24.2	The composition of the Board (and, if applicable, each Director) will satisfy the requirements of applicable Law and any securities exchange on which the Company’s securities are listed.

24.3	The continuing Directors or sole continuing Director may act notwithstanding any vacancies in their number, but, if there is only one continuing Director, the continuing Director may act only for the purpose of filling vacancies or of calling a general meeting, but not for any other purpose.

24.4	The Directors in office immediately following the unconditional adoption of these Articles shall be appointed for a term that will expire at the 2019 AGM. Despite the expiration of a Director’s term, the Director shall continue to serve following such expiration until his or her successor shall be duly elected, until he or she retires or is disqualified or removed pursuant to the terms of these Articles, or until there is a decrease in the size of the Board as determined by the Directors in accordance with Article 24.1. At the 2019 AGM, all the Directors then in office shall retire from office in accordance with Article 25.10 and may, subject to the size of the Board as determined by the Board in accordance with Article 24.1, be eligible, subject to applicable Law, to be nominated for appointment by the Board in accordance with Article 25.

25.	APPOINTMENT OF DIRECTORS

This Article 25 shall apply in respect of, and from and after, the 2019 AGM.

25.1	Directors shall be elected by ordinary resolution at the annual general meeting of the members of the Company. Subject to these Articles, the Board shall have the power at any time to appoint any Person who is willing to act as a Director, and is permitted by Law to do so, either to fill a vacancy or as an addition to the existing Board provided that the total number of Directors shall not exceed any maximum fixed in accordance with Article 24.1.

25.2	Subject to the provisions of the Companies Act, the Board may enter into an agreement or arrangement with any Director for the provision of any services outside the scope of the ordinary duties of a Director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Companies Act) the Board thinks fit and (without prejudice to any other provision of these Articles) it may remunerate any such Director for such services as it thinks fit.

25.3	No Person shall be appointed a Director at any general meeting unless:

(a)	he is nominated by the Board in accordance with Articles 25.4 and 25.5; or

(b)	notice in respect of that Person is given by a member qualified to vote at the meeting (other than the Person to be proposed) and has been received by the Company in accordance with Article 21.1 and Article 21.4 or section 338 of the Companies Act of the intention to nominate that Person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that Person of his willingness to be appointed.

25.4	Notwithstanding anything to the contrary contained in these Articles, but without prejudice to Article 25.3(b), each of the Directors (or his or her successor) shall be nominated in accordance with these Articles for election to the Board pursuant to a nomination at each of the annual general meetings of the members of the Company occurring. In the event of any such nomination process, the Board shall submit a nomination in accordance with Article 25.5 to nominate persons for appointment as Directors at the annual general meeting of the members of the Company.

25.5	Subject to the Articles, the Nominating and Corporate Governance Committee shall, in compliance with applicable Law and the listing requirements of NYSE, recommend persons to the Board for appointment as Directors at the annual general meeting of the members of the Company and any other relevant general meeting. Following a recommendation from the Nominating and Corporate Governance Committee pursuant to the provisions of this Article 25.5, the Board shall nominate such Persons as the Board thinks fit for appointment at the general meeting.

25.6	Subject to the provisions of the Companies Act, the Board may require that any notice of a proposed director by a member include additional disclosure regarding such proposed director, including such Person’s interest in the Company.

25.7	Except as otherwise authorised by the Companies Act, a motion for the appointment of two or more Persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

25.8	In the event that at a general meeting it is proposed to vote upon a number of the resolutions for the appointment of a Person as a Director following the nomination of Director candidates by the Board and by one or more members in accordance with Article 25.3(b) (each a “Director Resolution”) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the “Board Number”), the Person(s) that shall be appointed Director(s) shall first be the Person who receives the greatest number of “for” votes (whether or not the “for” votes are a majority of the votes cast in respect of that Director Resolution), and then shall second be the Person who receives the second greatest number of “for” votes (whether or not the “for” votes are a majority of the votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals (but in no circumstances exceeds) the Board Number.

25.9	Article 25.8 shall not apply to any resolution proposed to be voted on at a meeting in respect of the proposed removal of an existing Director and appointment of a Person instead of the Director so removed, which pursuant to Article 30.3 and the Companies Act shall be proposed as an ordinary resolution.

25.10	At every annual general meeting, all the Directors then in office shall retire from office and will be eligible, subject to applicable Law, to be nominated for re-appointment by the Board in accordance with this Article 25. A Director retiring at a general meeting retires at the end of that meeting or (if earlier) when another Person is elected in the Director’s place. Where a retiring Director is re-appointed he continues as a Director without a break.

25.11	In the event of the resignation, removal or death (or other circumstance resulting in vacancy), as applicable, of a Director, unless the Board determines otherwise (including when acting pursuant to the Guidelines), a replacement candidate shall be appointed by the Board following a recommendation from the Nominating and Corporate Governance Committee pursuant to the provisions of Article 25.5.

25.12	Unless the Board determines otherwise (including when acting pursuant to the Guidelines), a Director shall not be required to hold any shares in the capital of the Company by way of qualification.

26.	DIRECTORS’ FEES AND EXPENSES

26.1	Unless otherwise determined by the Company by ordinary resolution, the remuneration of the Directors (other than the Executive Chair, any chief executive officer who is serving as a Director and Directors employed by the Company in an executive capacity, each of whom shall not receive separate remuneration for his services as a Director) for their services in the office of Director shall be as the Board may from time to time determine (or as the Company may decide by ordinary resolution). The total fees will be divided among the Directors in the proportions that the Directors decide. If no decision is made, the total fees will be divided equally. The fees shall be deemed to accrue from day to day and shall be distinct from and additional to any remuneration or other benefits which may be paid or provided to any Director pursuant to any other provision of these Articles.

26.2	The Directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or of committees of the Board, or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the discharge of their duties as Directors. The Company can also fund a Director’s or former Director’s expenditure (reasonably incurred) and that of a Director or former Director of any holding company of the Company for the purposes permitted by the Law and can do anything to enable a Director or former Director or a Director or former Director of any holding company of the Company to avoid incurring such expenditure all as provided in the Law.

26.3	Subject to the Companies Act, the Directors may make arrangements to provide a Director with funds to meet expenditure incurred (or to be incurred) by him for the purposes of the Company; or enabling him to properly perform his duties as a Director of the Company; or enabling him to avoid incurring any such expenditure.

26.4	Any Director who holds any executive office or who serves on any committee of the Board or who performs services which the Board considers go beyond the ordinary duties of a Director may be paid such special remuneration (whether by way of bonus, commission, participation in profits or otherwise) as the Board may determine.

27.	POWERS OF THE BOARD

27.1	Subject to the provisions of the Companies Act, these Articles and to any directions given by special resolution to take or refrain from taking, specified action, the business of the Company shall be managed by the Board who may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by Articles 27.1 to 27.4 inclusive shall not be limited by any special power given to the Board by these Articles, and a meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

27.2	The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them as directors of such body corporate, or voting or providing for the payment of remuneration or the provision of indemnification to the directors of such body corporate).

27.3	The Board may decide to make provision for the benefit of Persons employed or formerly employed by the Company or any of its Subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any Person of the whole or part of the undertaking of the Company or that Subsidiary.

27.4	Subject to the provisions of the Companies Act, the Board may exercise all the powers of the Company to borrow money, to indemnify and guarantee, to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company, to create and issue debentures and other securities and to give security, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

27.5	Notwithstanding any other provision of these Articles, the Board shall have the power:

(a)	subject to Article 27.7, from time to time, make, adopt, amend, supplement, replace and rescind corporate governance guidelines which govern and establish the regulations applicable to the proceedings of the Board and the roles and responsibilities of the Directors and officers of the Company (the “Guidelines”);

(b)	at any time prior to the 2019 AGM to appoint any Person who is willing to act as a Director, and is permitted by Law to do so, either to fill a vacancy or as an addition to the existing Board provided that the total number of Directors shall not exceed any maximum fixed in accordance with Article 24.1;

(c)	at any time prior to the 2021 AGM (i) to appoint any Person who is willing to act as a Director, and is permitted by Law to do so, to fill a vacancy in the event that the chairman of the Board, the Chief Executive Officer or the Independent Lead Director from time to time ceases to be a Director and (ii) to appoint the chairman of the Board, whether or not holding executive office, or a Director holding the office of chief executive officer;

(d)	subject to the provisions of the Companies Act, at any time prior to the 2019 AGM to enter into an agreement or arrangement with any Director for the provision of any services outside the scope of the ordinary duties of a Director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Companies Act) the Board thinks fit and (without prejudice to any other provision of these Articles) it may remunerate any such Director for such services as it thinks fit;

(e)	to authorise conflicts of interest;

(f)	to form committees of the Board and to designate Directors for the purposes of participation in any such committee of the Board; and

(g)	(i) during the Initial Board Transition Period, to delegate any of the powers which are conferred on them under these Articles by a two-thirds vote of the entire Board in such circumstances and in respect of such matters as the Directors may decide in accordance with the Guidelines and (ii) from and after the conclusion of the Initial Board Transition Period until conclusion of the 2021 AGM, to delegate any of the powers conferred on them under the Articles.

27.6	Except in so far as the Guidelines may provide for a higher standard, and subject to Article 27.7, during the Initial Board Transition Period, Special Board Approval shall be required for the transaction of any business by the Board and thereafter questions arising at a meeting of the Board shall be decided by a majority of votes of the Directors present at such meeting who are entitled to vote on such question. If votes are equal, the resolution will not be passed and for the avoidance of the doubt the chairman of the meeting shall not be entitled to a casting vote.

27.7	Until:

(a)	conclusion of the 2019 AGM, without prejudice to any obligation a Director may have under the Companies Act, the amendment, supplementation, replacement or rescission of Article I.A, Article I.B, Article I.C, Article I.E, Article I.F, Article I.L, Article III.A, Article III.C, Article III.D, Article V or Exhibit A of the Guidelines adopted at or prior to the adoption of these Articles or the addition of any provision inconsistent with the foregoing shall require the approval of two-thirds of the entire Board; and

(b)	conclusion of the 2021 AGM, without prejudice to any obligation a Director may have under the Companies Act, the amendment, supplementation, replacement or rescission of Article I.E or Article I.F of the Guidelines or the addition of any provision inconsistent with the foregoing shall require the approval of two-thirds of the entire Board.

27.8	Until conclusion of the 2021 AGM, Articles 24.1, 27.5, 27.6, 27.7 and this Article 27.8 may only be amended or removed upon recommendation by two-thirds of the entire Board and the sanction of a special resolution of the Company.

27.9	The Guidelines are not, and are not intended to form, part of these Articles but the Guidelines may, for reasons of convenience, repeat provisions in these Articles.

28.	COMPLIANCE WITH NYSE RULES

28.1	For as long as the Ordinary Shares are listed on the NYSE, the Company shall comply with all NYSE corporate governance and listing standards set forth in the NYSE Listed Company Manual applicable to non-controlled domestic U.S. issuers, regardless of whether the Company is a foreign private issuer.

29.	DELEGATION OF DIRECTORS’ POWERS

29.1	Subject to the provisions of these Articles, (i) during the Initial Board Transition Period, Directors may delegate any of the powers which are conferred on them under these Articles by a two-thirds vote of the entire Board in such circumstances and in respect of such matters as the Directors may decide in accordance with the Guidelines and (ii) from and after the conclusion of the Initial Board Transition Period, the Directors may delegate any of the powers conferred on them under the Articles:

(a)	to a committee of one or more Directors and (if thought fit) one or more other Persons, to such an extent and on such terms and conditions as the Board thinks fit (and such ability of the Directors to delegate under this Article applies to all powers and discretions and will not be limited because certain Articles refer to powers and discretions being exercised by committees authorised by Directors while other Articles do not);

(b)	to such Person, by such means (including by power of attorney), to such an extent, and on such terms and conditions, as they think fit including delegating to any Director holding any executive office, any manager or agent such of its powers as the Board considers desirable to be exercised by him; or

(c)	to any specific Director or Directors (with power to sub-delegate). These powers can be given on terms and conditions decided on by the Directors either in parallel with, or in place of, the powers of the Directors acting jointly.

Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered. References in these Articles or the Guidelines to any committee, Director, employee or agent include those acting under a delegation pursuant to this Article 29.1. The Directors can remove any people they have appointed in any of these ways and cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

29.2	Any committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, but no such committee shall have the power or authority in reference to the following matters:

(a)	approving or adopting, or recommending to the members of the Company, any action or matter (other than the election or removal of Directors) expressly required by the Companies Act to be submitted to the members of the Company for approval; or

(b)	amending or repealing these Articles.

29.3	The power to delegate under Article 29.1 includes the power to delegate the determination of any fee, remuneration or other benefit which may be paid or provided to any Director.

29.4	The Board may appoint any Person to any office or employment having a designation or title including the word “Director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “Director” in the designation or title of any such office or employment shall not imply that the holder is a Director, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a Director for any of the purposes of these Articles.

Committees

29.5	The proceedings of any committee appointed under paragraph (a) of Article 29.1 with two or more members shall be governed by such of these Articles as regulate the proceedings of Directors so far as they are capable of applying, and the quorum at a meeting of any such committee shall be two unless the committee shall consist of one or two members, in which event one member shall constitute a quorum.

29.6	Subject to these Articles, the Directors may make rules regulating the proceedings of such committees which may be set out in the Guidelines. For as long as the Ordinary Shares are listed on the NYSE, all committees shall comply with the applicable rules of the NYSE applicable to non-controlled domestic U.S. issuers.

30.	DISQUALIFICATION AND REMOVAL OF DIRECTORS

30.1	A Person ceases to be a Director if:

(a)	the period expires, if he has been appointed for a fixed period;

(b)	he ceases to be a Director by virtue of any provision of the Companies Act (including, without limitation, section 168 of the Companies Act) or he becomes prohibited by Law from being a Director;

(c)	he is deemed unfit or has otherwise been requested to be removed from office by any regulatory authority in any applicable jurisdiction;

(d)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(e)	a registered medical practitioner who is treating that Person gives a written opinion to the Company stating that that Person has become physically or mentally incapable of acting as a Director and may remain so for more than three months;

(f)	by reason of his mental health a court makes an order which wholly or partly prevents him from personally exercising any powers or rights he would otherwise have;

(g)	he resigns his office by notice in writing to the Company and such resignation has taken effect in accordance with its terms specified in writing, provided that if no time is specified, such resignation will take effect at the time of receipt;

(h)	in the case of a Director who is the initial Executive Chair or the initial Chief Executive Officer, his appointment as such expires after the 2019 AGM or is terminated, and, in the case of any other Director who holds any executive office whose appointment is terminated or expires, the Board resolves that he should cease to be a Director;

(i)	he is absent for more than six consecutive months without permission of the Board from meetings of the Board held during that period and the Board resolves that he should cease to be a Director; or

(j)	he dies.

30.2	A resolution of two-thirds of the Directors (excluding the Director the subject of Article 30.1) declaring a Director to have ceased to be a Director under the terms of this Article is conclusive as to the fact and grounds of cessation stated in the resolution.

30.3	The members may by ordinary resolution remove a Director at any time either with or without cause. The Board may by a two-thirds vote of the entire Board remove a Director at any time either with or without cause.

30.4	If a Director ceases to be a Director for any reason, he shall cease to be a member of any committee of the Directors.

31.	EXECUTIVE DIRECTORS

31.1	Subject to the provisions of the Companies Act and Article 24.4, the Directors may appoint one or more of their number to the office of executive chair (“Executive Chair”), chief executive officer (“Chief Executive Officer”) or to any other executive office of the Company (including, without limitation, to hold the office of president and/or treasurer but excluding that of auditor) and any such appointment may be made for such term, at such remuneration and on such other conditions as the Directors think fit and the Directors may subject the exercise of such power to such rules and procedures as may be set forth in the Guidelines. The Company may enter into an agreement or arrangement with any such Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the Person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

31.2	The emoluments of any Directors holding executive office for his services shall be determined by the Board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

32.	DIRECTORS’ INTERESTS

32.1	For the purposes of these Articles: (i) a conflict of interest may include (x) a conflict of interest and duty and (y) a conflict of duties, (ii) interest includes both direct and indirect interests and (iii) a Contract includes references to an existing or proposed Contract and to an existing or proposed transaction or arrangement whether or not it is or will be a Contract.

32.2	For the purposes of section 175 of the Companies Act, the Board may (subject to such terms and conditions, if any, as the Board may think fit to impose from time to time, and always subject to the Board’s right to vary or terminate such authorisation) authorise, to the fullest extent permitted by Law:

(a)	any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a Director under that section, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company or which may reasonably be regarded as likely to give rise to a conflict of interest; and

(b)	without prejudice to the generality of paragraph (a) of this Article 32.2, a Director to accept or continue in any office, employment or position in addition to his office as a Director and the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, either before or at the time that such a conflict of interest arises, provided that any such authorisation will be effective only if:

(i)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(ii)	the matter was agreed to without such Director voting or would have been agreed to if such Director’s votes had not been counted.

The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded). The Board may vary or terminate any such authorisation at any time. A Director shall comply with any obligations imposed on him by the Directors pursuant to any such authorisation.

32.3	In accordance with Article 32.2, a Director shall be authorised for the purposes of section 175 of the Companies Act to act or continue to act as a Director notwithstanding that at the time of his appointment or subsequently he also holds office as a director of, or holds any other office, employment or engagement with, any other member of the Company’s group.

32.4	Subject to Article 32.2, and for all purposes pursuant to these Articles or any agreement between the members, each Director with an interest pursuant to Article 32.2 may be authorised by the Board to:

(a)	attend and vote at meetings of the Board (or any committee thereof) at which any relevant matter will or may be discussed, and receive Board papers relating thereto, and, if so authorised, need not exercise independent judgment at such meetings in reliance on section 173(2) of the Companies Act; and

(b)	receive confidential information and other documents and information relating to the Company.

32.5	Subject to the provisions of the Companies Act, and provided that he has disclosed to the Board the nature and extent of any material interest of his (unless the circumstances referred to in section 177(5) or section 177(6) of the Companies Act apply, in which case no disclosure is required), a Director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)	may (or any firm of which he is a member may) act in a professional capacity for the Company (otherwise than as auditor) or any other body in which the Company is otherwise interested and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; and

(c)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any undertaking:

(i)	in which the Company is (directly or indirectly) interested as shareholder, member, partner or otherwise; or

(ii)	with which he has such a relationship at the request or direction of the Company.

For the purposes of this Article 32.5, a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified Person or class of Persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified.

32.6	Subject to these Articles, the Directors can exercise or arrange for the exercise of the voting rights attached to any shares in another company held by the Company and the voting rights which they have as directors of that company in any way that they decide. This includes voting in favour of a resolution appointing any of them as directors or officers of that company and deciding their remuneration. Subject to these Articles, they can also vote and be counted in the quorum as Directors in connection with any of these things.

32.7	A Director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any undertaking:

(a)	the acceptance, entry into or existence of which has been authorised by the Board pursuant to Article 32.2 (subject, in any case, to any limits or conditions to which such authorisation was subject); or

(b)	which he is permitted to hold or enter into by virtue of Article 32.5,

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Companies Act;

32.8	Any disclosure required by Article 32.5 may be made at a meeting of the Board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Companies Act.

32.9	A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a Director and in respect of which he owes a duty of confidentiality to another Person. However, to the extent that his relationship with that other Person gives rise to a conflict of interest or possible conflict of interest, this Article 32.9 applies only if the existence of that relationship has been authorised by the Board pursuant to Article 32.2. In particular, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he fails:

(a)	to disclose any such information to the Board or to any Director or other officer or employees of the Company; and/or

(b)	to use or apply any such information in performing his duties as a Director.

32.10	Where the existence of a Director’s relationship with another Person has been authorised by the Board pursuant to Article 32.2 and his relationship with that Person gives rise to a conflict of interest or possible conflict of interest, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act because he:

(a)	absents himself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

32.11	The provisions of Articles 32.8 and 32.9 are without prejudice to any equitable principle or rule of Law which may excuse the Director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in Article 32.9, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

33.	PROCEEDINGS OF DIRECTORS

33.1	Subject to the provisions of these Articles, the Board may regulate their proceedings as they think fit, except that the Board shall operate in accordance with the Guidelines unless otherwise agreed by the approval of two-thirds of the entire Board.

33.2	A Director may, and the secretary at the request of a Director shall, call a meeting of the Board or a committee of the Board by giving notice to each Director. A notice of a meeting of the Board shall be deemed to be properly given to a Director if given to him personally or by word of mouth, or sent in hard copy to him at his last known address or any other address (if any) as may for the time being be specified by him or on his behalf to the Company for this purpose or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for this purpose. Any Director may waive the requirement for notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article 33.2 need not be in writing if the Board so determines and any such determination may be retrospective.

33.3	No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum at a meeting of the Board shall be a majority of the Directors then in office. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no Director objects. A Director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting.

33.4	Subject to the provisions of these Articles, the Directors may at any time elect from their number, and remove, a chairman of the Board and a deputy chairman. Unless he is unwilling to do so, the Director appointed as chairman, or in his stead the Director appointed as deputy chairman, if any, or in his stead the Independent Lead Director, shall preside at all meetings of the Board at which he is present. If there is no Director holding any such office, or if neither the chairman nor the deputy chairman nor the Independent Lead Director is present within five minutes after the time appointed for the meeting, or if the chairman or deputy chairman or Independent Lead Director is not willing to preside, the Directors present may choose one of their number to be chairman of the meeting.

33.5	All acts done by a meeting of the Board, or of a committee of the Board, or by a Person acting as a Director, shall, notwithstanding that it may afterwards be discovered that there was a defect in the appointment of any Director, any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, or that the meeting was not quorate (provided that the Directors present at the inquorate meeting believed, in good faith, that the meeting was quorate and made all such enquiries as were reasonable in the circumstances to establish that the meeting was quorate), be as valid as if every such Person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote and that the meeting was quorate.

33.6	A resolution in writing agreed to by all the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board and who would be entitled to vote (and whose vote would have been counted) on the resolution at a meeting of the Board or of a committee of the Board shall (if that number is sufficient to constitute a quorum) be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) of that committee, duly convened and held. A resolution in writing is adopted when the Company receives from all such Directors a document indicating their agreement to the proposed resolution either by being signed or otherwise authenticated in the manner permitted by the Companies Act for a document in the relevant form, sent in either hard copy or electronic form (including facsimile transmission) to such address (if any) for the time being specified by the Company for that purpose.

33.7

Without prejudice to Article 33.1, a meeting of the Board or of a committee of the Board may consist of a conference between Directors who are not all in one place, but each of whom is able (whether directly or by conference telephone or by any other form of communication equipment) to hear each of the other participating Directors, and to speak to and be heard by each of the others simultaneously. A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly and the word “meeting” in these Articles shall be construed accordingly. Such meeting shall be deemed to take place where it is convened to be held or (if no Director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is located.

33.8	Except as otherwise provided by these Articles, a Director shall not vote at a meeting of the Board or a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest (other than an interest in shares, debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest arises only because the resolution falls within one or more of the following matters:

(a)	the giving of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him at the request of, or for the benefit of, the Company or any of its Subsidiary undertakings;

(b)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its Subsidiary undertakings for which the Director has assumed responsibility (in whole or in part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)	the giving to him of any other indemnity which is on substantially the same terms as indemnities given or to be given to all of the other Directors and/or to the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other Directors have been given or are to be given substantially the same arrangements;

(d)	a Contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its Subsidiary undertakings for subscription, purchase or exchange, in which offer he is or may be entitled to participate as holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(e)	a Contract, arrangement, transaction or proposal concerning any other undertaking in which he or any Person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, member, partner, creditor or otherwise if he and any Persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Companies Act) representing one per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of such undertaking (or any other undertaking through which his interest is derived) or of the voting rights available to shareholders, members, partners or equivalent of the relevant undertaking (or any interest being deemed for the purpose of this Article 33.9 to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(f)

a Contract, arrangement, transaction or proposal for the benefit of employees and Directors and/or former employees and Directors of the Company or any of its Subsidiary undertakings and/or members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any Person who is or was dependent on such Persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not accord to any

Director any privilege or advantage not generally accorded to the employees and/or former employees to whom such arrangement relates; and

(g)	a Contract, arrangement, transaction or proposal concerning any insurance against any liability which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for Persons who include Directors.

33.9	The Company may by ordinary resolution, suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors or ratify any transaction not duly authorised by reason of contravention of any such provision. The Board may, with the approval of two-thirds of the entire Board with respect to prohibitions set forth in the Guidelines and otherwise with the approval of a majority of the Board attending and voting at a meeting of the Board, suspend or relax to any extent, in respect of any particular matter, any provision of these Articles or the Guidelines prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors.

33.10	Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any undertaking in which the Company is interested, the proposals may be divided and considered in relation to each Director separately. In such cases each of the Directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

33.11	If a question arises at a meeting of the Directors, or a meeting of a committee of the Directors, as to the right of a Director to vote, the question may, before the conclusion of the meeting, be decided by a resolution of a majority of Directors present at the meeting (other than the Director concerned and any other Director having a like interest as such Director) and such resolution shall be final and conclusive.

34.	MINUTES

34.1	The Directors shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers made by the Directors; and

(b)	of all proceedings at meetings of the Company, of the holders of any class of shares in the capital of the Company, and of the Board, and of committees of the Board, including the names of the Directors present at each such meeting.

34.2	Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence without any further proof of the facts therein stated.

35.	SECRETARY

35.1	Subject to the provisions of the Companies Act, the secretary shall be appointed by the Board for such term, at such remuneration and on such other conditions as they think fit. Any secretary so appointed may be removed by the Board but without prejudice to any claim for damages for breach of any Contract of service between him and the Company.

36.	THE SEAL

36.1	The seal shall be used only by the authority of a resolution of the Board or of a committee of the Board. The Board may determine whether any instrument to which the seal is affixed,

shall be signed and, if it is to be signed, who shall sign it. Unless otherwise determined by the Board:

(a)	share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the seal in respect of any debentures or other securities, need not be signed and any signature may be applied to any such certificate by any mechanical, electronic or other means or may be printed on it; and

(b)	every other instrument to which the seal is affixed shall be signed by two authorised Persons or by a Director in the presence of a witness who attests the signature and for this purpose an authorised Person is any Director or the secretary of the Company.

36.2	Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the Board, in any manner permitted by section 44(2) of the Companies Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

36.3	Subject to the provisions of the Companies Act, the Company may have an official seal for use in any place.

37.	REGISTERS

37.1	Subject to the provisions of the Companies Act, the Company may keep an overseas or local register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

37.2	Any Director or the secretary or any other Person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all Persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of any proceedings at a duly constituted meeting.

38.	DIVIDENDS

38.1	The rights as regarding income attaching to the Ordinary Shares shall be as set out in this Article 38.

38.2	Each Ordinary Share shall be entitled to receive all of the distributable profits available and declared by the Directors for distribution by way of a dividend amongst the holders of the

Ordinary Shares. Each Ordinary Share shall rank equally with all other Ordinary Shares in the capital of the Company for any dividend and the holder of each Ordinary Share shall receive its pro rata portion of any dividend rounded to the nearest whole number (such rounding to be in the sole discretion of the Board).

38.3	Subject to the provisions of the Companies Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

38.4	Subject to the provisions of the Companies Act and to Article 38.8, the Board may pay interim dividends, whether or not satisfied wholly or partly by the distribution of assets including without limitation paid up shares or debentures of another body corporate, of such amounts and on such dates and in respect of such periods as they may think fit if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Board may:

(a)	pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if at the time of payment, any preferential dividend is in arrears; and

(b)	pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

If the Board acts in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights. Where any distribution is satisfied wholly or partly by the distribution of assets, where any difficulty arises in regard to such distribution, the Directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.

38.5	Dividends may be declared and paid in any currency or currencies that the Board shall determine. The Board may also determine the exchange rate and the relevant date for determining the value of any dividend in any currency.

38.6	Subject to the provisions of the Companies Act and except as otherwise provided by these Articles or the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. If any share is issued on terms that it ranks for dividend as from a particular date, it shall rank for dividend accordingly. In any other case (and except as aforesaid), dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this Article 38.6, an amount paid up on a share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the share.

38.7	Subject to Article 38.8, a general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets including without limitation paid up shares or debentures of another body corporate. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets, and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members, and may vest any assets in trustees.

38.8	Unless otherwise approved by the vote by two-thirds of the entire Board and approved by an ordinary resolution of the Company, where the securities of another body corporate are distributed, they must only be distributed to holders of Ordinary Shares on the basis that the holders of Ordinary Shares receive the identical class of securities of that other body corporate on an equal per share basis.

38.9	Any dividend or other money payable in respect of a share may be paid:

(a)	in cash;

(b)	by cheque or warrant made payable to or to the order of the holder or Person entitled to payment;

(c)	by direct debit, bank or other funds transfer system to the holder or Person entitled to payment or, if practicable, to a Person designated by notice to the Company by the holder or Person entitled to payment; or

(d)	by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or Person entitled to payment.

For uncertificated shares, any payment may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and such payment may be made by the Company or any other Person on its behalf sending an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holder of such shares or, if permitted by the Company, of such Person as the holder or joint holders may in writing direct.

38.10	If two or more Persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for the payment; and

(b)	for the purpose of Article 38.9, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

38.11	A cheque or warrant may be sent by post:

(a)	where a share is held by a sole holder, to the registered address of the holder of the share;

(b)	if two or more Persons are the holders of the share, to the registered address of the Person who is first named in the register of members;

(c)	if two or more Persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder or otherwise by operation of Law, as if it were a notice to be sent under Article 45.12; or

(d)	in any case to such Person and to such address as the Person entitled to payment may direct by notice to the Company.

38.12

Every cheque or warrant shall be made payable to the order of or to the Person or Persons entitled or to such other Person as the Person or Persons entitled may by notice direct and payment of the cheque or warrant shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or relevant system in accordance with these Articles shall be at the risk of the holder or Person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 38.9.

38.13	The Company may cease to send any cheque or warrant (or to use any other method of payment) for any dividend payable in respect of a share if:

(a)	in respect of at least two consecutive dividends payable on that share the cheque or warrant has been returned undelivered or remains uncashed (or that other method of payment has failed); or

(b)	following one such occasion, reasonable enquiries have failed to establish any new address of the holder;

but, subject to the provisions of these Articles, shall recommence sending cheques or warrants (or using another method of payment) for dividends payable on that share if the Person or Persons entitled so request and have supplied in writing a new address or account to be used for that purpose.

38.14	The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. Where a Person is entitled by transmission to a share, the Board may retain any dividend payable in respect of that share until that Person (or that Person’s transferee) becomes the holder of that share.

38.15	No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

38.16	Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other money payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it.

38.17	All amounts payable by the Company pursuant to these Articles, including dividends, shall be paid without any withholding or deduction, save as may be required by applicable Law.

39.	SCRIP DIVIDENDS

39.1	The Board may offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend subject to the following terms and conditions:

(a)	Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend but elects to forego (each a new share). For this purpose, the value of each new share shall be:

(i)	equal to the average quotation for the relevant shares in the capital of the Company, that is, the average of the closing prices for those shares on the NYSE or, if an NYSE quote is not available, Euronext or, if neither NYSE nor Euronext quotes are available, other exchange or quotation service on which the Company’s shares are listed or quoted as derived from such source as the Board may deem appropriate, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent business days; or

(ii)	calculated in any other manner the Board considers fit;

but shall never be less than the par value of the new share. A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(b)	Each holder of shares shall only be entitled to new Ordinary Shares.

(c)	On or as soon as possible after announcing that any dividend is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d)	The Board shall not proceed with any election unless the Board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e)	The Board may exclude from any offer any holders of shares where the Board believes the making of the offer to them would or might involve the contravention of the Laws of any territory or that for any other reason the offer should not be made to them.

(f)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected Ordinary Shares) and instead such number of new shares shall be allotted to each holder of elected Ordinary Shares as is arrived at on the basis stated in paragraph (a) of this Article 39.1. For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (a) of this Article 39.1.

(g)	The new shares when allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend in lieu of which they were allotted.

(h)	No fraction of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i)	The Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article 39.1 or otherwise in connection with any offer made pursuant to this Article 39.1 and may authorise any Person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters Any agreement made under such authority shall be effective and binding on all concerned.

(j)	The Board may, at its discretion, amend, suspend or terminate any offer pursuant to the above.

40.	CAPITALISATION OF PROFITS

40.1	The Board may, subject to the provisions of this Article 40.1, Article 40.2 and Article 40.3 inclusive, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including without limitation the Company’s share premium account and capital redemption reserve, if any) and:

(a)	appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend;

(b)	apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article 40.1, only be applied in paying up shares to be allotted to members credited as fully paid;

(c)	allot the shares, debentures or other obligations credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other;

(d)	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall so long as such shares remain partly paid rank for dividend only to the extent that the latter shares rank for dividend;

(e)	where shares or debentures become, or would otherwise become, distributable under this Article 40.1 in fractions, make such provision as the Board thinks fit for any fractional entitlements including without limitation authorising their sale and transfer to any Person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)	authorise any Person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(i)	the allotment to members respectively, credited as fully paid, of any further shares, debentures or other obligations to which they are entitled upon such capitalisation; or

(ii)	the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sums resolved to be capitalised, and any agreement made under such authority being binding on all such members; and

(g)	generally do all acts and things required to give effect to such resolution as aforesaid.

40.2	In exercising its authority under Article 40.1, unless approved by the vote of two-thirds of the entire Board and approved by an ordinary resolution of the Company, the Board may only resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including without limitation the Company’s share premium account and capital redemption reserve, if any) and to issue and allot Ordinary Shares, as otherwise contemplated by Article 40.1, to holders of Ordinary Shares on an equal per share basis.

40.3	Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards (“awards” being options or other incentive awards, including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares on terms which provide (inter alia) for adjustments to the subscription, exercise or base price payable on the exercise of such award or to the number of shares to be allotted upon the exercise, or with respect to, such award, in the event of any increase or reduction in, or other reorganisation of, the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription, exercise or base price for any share being less than its nominal value, then, subject to the provisions of the Companies Act, the Directors may, on the exercise of any of the awards concerned and payment of the subscription, exercise or base price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 40.1 above (as if such Article 40.1 did not make reference to Article 40.2) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the exercise of such awards and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 40.1 shall apply mutatis mutandis to this Article 40.3 as if Article 40.1 did not make reference to Article 40.2.

40.4	Where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Companies Act) the Company has granted awards (“awards” being options or other incentive awards, including, without limitation, stock appreciation rights, restricted stock units, performance stock units and restricted stock awards) to subscribe for or with respect to shares, then, subject to the provisions of the Companies Act, the Directors may, on the grant, exercise or vesting of any of the awards concerned, capitalise any such profits or other sum as is mentioned in Article 40.1 above (as if such Article 40.1 did not make reference to Article 40.2) to the extent necessary to pay up the unpaid balance of the nominal value of the shares which fall to be allotted on the grant, exercise or vesting of such awards and apply such amount in paying up such balance and allot shares fully paid accordingly. The provisions of Article 40.1 shall apply mutatis mutandis to this Article 40.4 as if Article 40.1 did not make reference to Article 40.2.

41.	RETURN OF CAPITAL

41.1	The rights as regards return of capital attaching to the Ordinary Shares shall be as set out in this Article.

41.2	On a return of capital on a liquidation, reduction of capital or otherwise, the surplus assets of the Company available for distribution among the members shall be applied in the same order of priority as applies in respect of dividends and distributions set out in Article 38 (or as close thereto as is possible).

42.	CHANGE OF THE COMPANY’S NAME

The Company’s name may be changed by resolution approved by the Board.

43.	RECORD DATES

43.1	Notwithstanding any other provision of these Articles, and subject to the requirements of the Companies Act and the Uncertificated Securities Rules, but without prejudice to any special rights attached to any shares, the Company or the Directors may:

(a)	fix any date as the record date for any dividend, distribution, allotment or issue, which shall not be more than 60 days prior to such action;

(b)	for the purpose of determining which Persons are entitled to attend and vote at a general meeting of the Company, or a separate meeting of the holders of any class of shares in the capital of the Company, and how many votes such Persons may cast, specify in the notice of meeting a time by which a Person must be entered on the register in order to have the right to attend or vote at the meeting provided that such time shall not be more than 60 days nor less than 10 days before the date of such meeting and changes to the register after the time specified by virtue of this Article 43.1 shall be disregarded in determining the rights of any Person to attend or vote at the meeting; and

(c)	for the purposes of sending notices to any one or more members (including, without limitation, notices of general meetings, or separate general meetings of the holders of any class of shares in the capital of the Company), give such notices by reference to the register of members as it stands at the close of business on a day determined by the Company or the Board, which day may not be more than 60 days before the day that such notices are sent.

43.2	In the case of determination of members entitled to vote at any general meeting or adjournment thereof, or a separate meeting of the holders of any class of shares in the capital of the Company, the record date shall, unless otherwise required by the Companies Act or the Uncertificated Securities Rules, not be more than 60 days nor less than 10 days before the date of such meeting.

43.3	In the case of any other lawful action, and save as otherwise provided by these Articles, the record date shall not be more than 60 days prior to such other action.

44.	ACCOUNTS

44.1	No member (as such, other than a Director) shall have any right to inspect any accounting record or other document of the Company, unless he is authorised to do so by statute, by order of the court, by the Board or by ordinary resolution of the Company.

44.2	Subject to the provisions of the Companies Act, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Act, be sent to every member and to every holder of the Company’s debentures, and to every Person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Act or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a Person for whom the Company does not have a current address.

44.3	Subject to the provisions of the Companies Act, the requirements of Article 44.2 shall be deemed satisfied in relation to any Person by sending to the Person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and Directors’ report, which shall be in the form and containing the information prescribed by the Companies Act and any regulations made under the Companies Act.

45.	NOTICES AND OTHER COMMUNICATIONS

45.1	Any notice to be given to or by any Person pursuant to these Articles shall be in writing other than a notice calling a meeting of the Directors which need not be in writing.

45.2	Any notice, document or information may (without prejudice to Articles 45.9 and 45.10) be given, sent or supplied by the Company to any member either:

(a)	personally;

(b)	by sending it by post in a prepaid envelope addressed to the member at his registered address or postal address given to the Company for that purpose, or by leaving it at that address;

(c)	through a relevant system, where the notice, document or information relates to uncertificated shares;

(d)	subject to Article 45.3, by sending it in electronic form to a Person who has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement); or

(e)	subject to the provisions of the Companies Act, by making it available on a website, provided that the requirements in (i) to (iv) below are satisfied.

The requirements referred to in paragraph (e) are that:

(i)	the member has agreed (generally or specifically) that the notice, document or information may be sent or supplied to him by being made available on a website (and has not revoked that agreement), or the member has been asked by the Company to agree that the Company may send or supply notices, documents and information generally, or the notice, document or information in question, to him by making it available on a website and the Company has not received a response within the period of 28 days beginning on the date on which the Company’s request was sent and the member is therefore taken to have so agreed (and has not revoked that agreement);

(ii)	the member is sent a notification of the presence of the notice, document or information on a website, the address of that website, the place on that website where it may be accessed, and how it may be accessed (“notification of availability”); and

(iii)	in the case of a notice of meeting, the notification of availability states that it concerns a notice of a Company meeting, specifies the place, time and date of the meeting, and states whether it will be an annual general meeting, and

(iv)	the notice, document or information continues to be published on that website, in the case of a notice of meeting, throughout the period beginning with the date of the notification of availability and ending with the conclusion of the meeting and in all other cases throughout the period specified by any applicable provision of the Companies Act, or, if no such period is specified, throughout the period of 28 days beginning with the date on which the notification of availability is sent to the member, save that if the notice, document or information is made available for part only of that period then failure to make it available throughout that period shall be disregarded where such failure is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

45.3	The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or Persons entitled by transmission and by members or Persons entitled by transmission to the Company.

45.4	In the case of joint holders of a share:

(a)	it shall be sufficient for all notices, documents and other information to be given, sent or supplied to the joint holder whose name stands first in the register of members in respect of the joint holding (first named holder) only and any notice, document or other information so sent shall be deemed for all purposes sent to all the joint holders; and

(b)	the agreement of the first named holder that notices, documents and information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

45.5	The Company may at any time and at its sole discretion choose to give, send or supply notices, documents and information only in hard copy form to some or all members.

45.6	For the avoidance of doubt, the provisions of Articles 45.1 to 45.5 are subject to Article 17.6.

45.7	A member present either in person or by proxy, or in the case of a corporate member by a duly authorised representative, at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

45.8	Every Person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been given to the Person from whom he derives his title, but this Article 45.8 does not apply to a notice given under section 793 of the Companies Act.

45.9	Subject to the provisions of the Companies Act, where by reason of the suspension or curtailment of postal services, the Company is unable effectively to give notice of a general meeting, the general meeting may be convened by public announcement. The Company shall send a copy of the notice to members in the same manner as it sends notices under Articles 45.1 to 45.5 inclusive if at least seven clear days before the meeting the posting of notices again becomes practicable.

45.10	Subject to the provisions of the Companies Act, any notice, document or information to be given, sent or supplied by the Company to the members or any of them, not being a notice to which Article 45.9 applies, shall be sufficiently given, sent or supplied if given by public announcement.

45.11	Any notice, document or information given, sent or supplied by the Company to the members or any of them:

(a)	by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address;

(b)

by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post or there is only one class of post, or it was sent by air mail to an address outside the United Kingdom, in which case it shall be deemed to have been received 48 hours after it was posted Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent or supplied;

(c)	by means of a relevant system, shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer instructions relating to the notice, document or other information;

(d)	by advertisement, shall be deemed to have been received on the day on which the advertisement appears;

(e)	by electronic means, shall be deemed to have been received by the member on the day following that on which it was sent or supplied Proof that a notice, document or information in electronic form was addressed to the electronic address provided by the member for the purpose of receiving communications from the Company shall be conclusive evidence that the notice, document or information was sent or supplied and such notice, document or information shall be deemed received by the member at that time notwithstanding that the Company becomes aware that the member has filed to receive the relevant notice, document or information for any reason and notwithstanding that the Company subsequently sends or supplies a hard copy of such document or information by post to the member; or

(f)	by making it available on a website, shall be deemed to have been received on the date on which the notice, document or information was first made available on the website or, if later, when the member is deemed to have been received notification of the fact that the notice, document or information was available on the website in accordance with this Article 45.11 and such notice, document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has filed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post to the member.

45.12	Any notice, document or information may be given, sent or supplied by the Company to the Person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of Law by sending or delivering it in any manner that the Company may choose authorised by these Articles for the sending of notice, document or information to a member addressed to that Person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any similar description, at the address, if any, as may be supplied for that purpose by the Person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or other event giving rise to the transmission had not occurred.

45.13	If on three consecutive occasions, or on one occasion and reasonable enquiries have failed to establish the member’s address, notices, documents or information sent or supplied to a member by post have been returned undelivered, the member shall not be entitled to receive any subsequent notice, document or information until he has supplied to the Company (or its agent) a new registered address or a postal address, or shall have informed the Company, in such a manner as may be specified by the Company, of an electronic address. For the purposes of this Article 45.13, references to notices, documents or information include references to a cheque or other instrument of payment, but nothing in this Article 45.13 entitles the Company to cease sending any cheque or other instrument of payment for any dividend, unless it is otherwise so entitled under these Articles. Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

45.14	Where a document is required under these Articles to be signed by a member or any other Person, if the document is in electronic form, then in order to be valid the document must either:

(a)	incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that member or other Person, in such form as the Directors may approve; or

(b)	be accompanied by such other evidence as the Directors may require in order to be satisfied that the document is genuine.

The Company may designate mechanisms for validating any such document and a document not validated by the user of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument of proxy or invitation to appoint a proxy, any validation requirements shall be specified in the relevant notice of meeting in accordance with Articles 17.5 and 23.6(b).

46.	DESTRUCTION OF DOCUMENTS

46.1	The Company shall be entitled to destroy:

(a)	any instrument of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)	any dividend mandate, variation or cancellation of dividend mandates, and notification of change of name or address, at any time after two years from the date on which it is recorded;

(c)	any share certificate which has been cancelled at any time after the expiration of one year from the date on which it is cancelled;

(d)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use;

(f)	all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded; and

(g)	any other document on the basis of which an entry in the register of members is made, after six years from the date on which it is made.

Any document referred to in this Article 46.1 may be destroyed earlier than the relevant date authorised, provided that a permanent record of the document is made which is not destroyed before that date.

46.2	It shall be conclusively presumed in favour of the Company that:

(a)	every entry in the register of members purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 46.1 was duly and properly made;

(b)	that every instrument of transfer destroyed in accordance with Article 46.1 was a valid and effective instrument duly and properly registered;

(c)	that every share certificate destroyed in accordance with Article 46.1 was a valid and effective certificate duly and properly cancelled; and

(d)	that every other document destroyed in accordance with Article 46.1 was a valid and effective document in accordance with the particulars in the records of the Company.

provided that:

(i)	Article 46.1 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

(ii)	nothing in Article 46.1 shall be construed as imposing upon the Company any liability in respect of the destruction of any such document otherwise than in accordance with Article 46.1 which would not attach to the Company in the absence of Article 46.1; and

(iii)	references in Article 46.1 to the destruction of any document include references to the disposal of it in any manner.

46.3	References in this Article 46 to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to transfer of such shares.

47.	WINDING UP

47.1	If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by Law, subject to the provisions of the Companies Act:

(a)	divide among the members in specie the whole or any part of the assets, whether they shall consist of property of the same kind or not, of the Company and may, for that purpose, value any assets as he deems fair and determine how the division shall be carried out as between the members or different classes of members; and

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine;

but no member shall be compelled to accept any assets upon which there is a liability.

47.2	The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

48.	INDEMNITY AND INSURANCE

48.1	Subject to the provisions of the Companies Act and applicable Law, the Company shall exercise all the powers of the Company to:

(a)	indemnify to any extent any Person who is or was a Director, or a Director of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company; and/or

(b)	indemnify to any extent any Person who is or was a Director of an associated company that is a trustee of an occupational pension scheme, directly or indirectly

(including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the Company’s activities as trustee of an occupational pension scheme.

48.2	Subject to the provisions of the Companies Act, the Company may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any Person who is or was:

(a)	a Director, officer or employee of the Company, or any body corporate which is or was the holding company or Subsidiary undertaking of the Company, or in which the Company or such holding company or Subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or Subsidiary undertaking is or was in any way allied or associated; or

(b)	a trustee of any pension fund in which employees of the Company or any other body referred to in Article 48.2(a) are or have been interested;

including without limitation insurance against any loss or liability or any expenditure he may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, power or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund.

48.3	No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any Person from being or becoming a Director.

49.	DISPUTE RESOLUTION

49.1	The courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity (whether in its own name or in the name of the Company) as such against the Company and/or the Board and/or any of the Directors individually or collectively, arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

49.2	The governing Law of these Articles is the Law of England and Wales and these Articles shall be interpreted in accordance with the Laws of England and Wales.

49.3	For the purposes of Article 49.1, Director shall be read so as to include each and any director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director of the Company.